Exhibit 5.1

October 20, 2023

La Rosa Holdings Corp.

1420 Celebration Blvd., 2nd Floor

Celebration, FL 34747

RE:	La Rosa Holdings Corp.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to La Rosa Holdings Corp., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-8 (as amended, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) in connection with the offer and sale by the Company of 5,000,000 shares of common stock, par value $0.0001 per share (the “Shares”), issuable in connection with the Company’s 2022 Equity Incentive Plan (“Plan”).

In connection with our opinion expressed below we have examined originals or copies of the Company’s Articles of Incorporation, as amended, filed with the Secretary of State of the State of Nevada (the “Articles”) and the Company’s Bylaws (the “Bylaws” and, together with the Articles, the “Charter Documents”), the Registration Statement, together with the exhibits filed as a part thereof and all other documents incorporated therein by reference, the registration statements incorporated by reference in the Registration Statement, the prospectus relating the Plan, certain corporate proceedings of the Company’s board of directors or a committee or committees of the Board relating to the Registration Statement, and such other agreements, documents, certificates and statements of the Company, and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary.

We have assumed, and express no opinion as to, the genuineness of all signatures on documents submitted to us, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the absence of any termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

Our opinion is expressed only with respect to Chapter 78 of the Nevada Revised Statutes (the “NRS”). We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and related prospectuses, will be validly issued, fully paid, and nonassessable.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the NRS and when the Shares are issued to the eligible individuals in accordance with the terms and conditions of the Plan and the applicable award agreement for consideration in an amount at least equal to the par value of such Shares, the Shares will be validly issued, fully paid and nonassessable.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036
T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP
Sichenzia Ross Ference Carmel LLP

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036
T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW